Exhibit 10.1

NOTE CONSOLIDATION AND RESTRUCTURING AGREEMENT

This NOTE CONSOLIDATION AND RESTRUCTURING AGREEMENT (this “Agreement”), dated as of August 21, 2026, is entered into by and between StablecoinX Inc., a Delaware corporation (the “Company”), and [●] (the “Holder”). This Agreement provides for the consolidation and restructuring of the Prior Notes (as defined below and as set forth on Schedule A attached hereto), which have an aggregate original principal amount of [●] ($[●]) (the “Principal Amount”).

WHEREAS, TLGY Acquisition Corporation, a Cayman Islands exempted company (“TLGY”), issued to Holder the promissory notes set forth on Schedule A hereto (collectively, the “Prior Notes”) in the aggregate original Principal Amount;

WHEREAS, following the consummation of the business combination between TLGY, the Company and the other parties thereto on June 25, 2026 (the “Business Combination”), the Company assumed the obligations under the Prior Notes;

WHEREAS, on August 5, 2026, the Company and the Holder entered into a non-binding term sheet (the “Term Sheet”) setting forth the principal terms of a proposed restructuring of the Prior Notes;

WHEREAS, since the execution of the Term Sheet, the Company and TLGY Sponsors LLC (“TLGY Sponsors”) have been negotiating the definitive terms and conditions of such restructuring, and this Agreement reflects the final agreed-upon terms, which are consistent with the terms set forth in the Term Sheet, including without limitation the warrant purchase price and the Exercise Price (as defined in the Warrants);

WHEREAS, the Company and the Holder have agreed to restructure the obligations under the Prior Notes;

WHEREAS, in consideration of the restructuring described herein, Holder hereby waives any and all rights to repayment of the Prior Notes that were originally due at the closing of the Business Combination;

WHEREAS, this Agreement consolidates, amends, restates, supersedes and replaces in their entirety all obligations evidenced by the Prior Notes, which are hereby cancelled and deemed null and void.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1. Restructuring of Prior Notes. The Company and the Holder hereby agree to consolidate and restructure the Prior Notes on the terms and conditions set forth in this Agreement.

2. Repayment; Satisfaction of Obligations.

a. Cash Payment. On the date of execution of this Agreement (the “Signing Date”), the Company shall pay to the Holder (or its designee) in cash an amount equal to five percent (5%) of the Principal Amount, being $[●] (the “Cash Payment”).

b. Tranche A Warrant Exchange. On the Signing Date, forty-seven and one-half percent (47.5%) of the Principal Amount, being $[●], shall be exchanged for [●] private warrants of the Company, at a value of $1.00 per private warrant (the “Tranche A Warrants”). The Tranche A Warrant shall be issued in substantially the form attached as Exhibit A hereto.

c. Tranche B Warrant Exchange. On the Signing Date, forty-seven and one-half percent (47.5%) of the Principal Amount, being $[●], shall be exchanged for [●] private warrants of the Company, at a value of $0.75 per warrant (the “Tranche B Warrants” and, together with the Tranche A Warrants, the “Warrants”). The Tranche B Warrants shall be issued in substantially the form attached as Exhibit A hereto.

d. Satisfaction. Upon the Company’s delivery of the Cash Payment and the issuance of the Warrants to the Holder, the Company’s obligations under this Agreement shall be deemed fully satisfied and discharged and the Prior Notes shall be deemed cancelled, null and void, and of no further force or effect.

e. No Interest. For the avoidance of doubt, no interest has accrued or shall be payable on the Principal Amount or on any of the Prior Notes, and neither party shall have any claim against the other for interest in connection with the Prior Notes or this Agreement.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder on the date hereof as follows:

a. Existence; Power and Authority. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company is capable of entering into this Agreement and has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

b. Authorization; Execution and Delivery. The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable laws. The Company has duly executed and delivered this Agreement.

c. No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any governmental authority or any other person is required in order for the Company to execute, deliver, or perform any of its obligations under this Agreement.

d. No Violations. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (a) violate any law applicable to the Company or by which any of its properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which the Company may be bound.

e. Enforceability. This Agreement is a valid, legal, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company on the date hereof as follows:

a. Lawful Holder. The Holder is the lawful holder of the Prior Notes.

b. Power and Authority. The Holder has the power and authority to enter into this Agreement and to perform its obligations hereunder.

c. Due Authorization. The execution and delivery of this Agreement by the Holder have been duly authorized.

d. Accredited Investor. The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

e. Investment Intent. The Holder is acquiring the Warrants and the Class A Shares issuable upon exercise thereof (collectively, the “Securities”) for its own account, for investment purposes only, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any applicable state securities laws.

f. Sophisticated Investor. The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Securities, and the Holder has the ability to bear the economic risks of its investment and can afford the complete loss of such investment.

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g. Access to Information. The Holder has had an opportunity to ask questions of, and receive answers from, the officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, properties, prospects and financial condition of the Company, and has had access to such information as it deems necessary or appropriate to make an informed investment decision with respect to its acquisition of the Securities.

h. Restricted Securities. The Holder acknowledges that the Securities have not been and will not be registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Holder acknowledges that the Securities may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws.

i. No General Solicitation. The Holder acknowledges that neither the Company nor any person acting on the Company’s behalf has offered or sold the Securities by any form of general solicitation or general advertising within the meaning of Rule 502(c) under Regulation D.

5. Waiver. Holder hereby irrevocably waives any and all claims, rights, and remedies it may have against the Company with respect to the Prior Notes, including without limitation any right to repayment of the Prior Notes that was originally due at the closing of the Business Combination. Holder acknowledges and agrees that, upon the satisfaction of the Company’s obligations under Section 2 hereof, Holder shall have no further claims against the Company arising out of or relating to the Prior Notes.

6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party, except that the Company may assign its rights and obligations hereunder to a successor entity in connection with a merger, consolidation, or sale of all or substantially all of its assets.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule.

8. Notices. Except as expressly provided herein, any notice to be given hereunder shall be in writing and shall be either delivered personally, sent by registered or certified mail, return receipt requested, postage prepaid, sent by overnight courier, or sent by electronic mail, addressed to the applicable party at the address as such party may designate in writing to the other party. Each such notice shall be effective upon delivery if delivered personally, upon confirmation of receipt if sent by electronic mail, on the day actually received if sent by mail, or on the business day following delivery to an overnight courier.

9. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under any applicable laws, but if any provision of this Agreement shall be prohibited by or invalid under any applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10. Amendments. This Agreement may not be amended, modified, or waived except by an instrument in writing signed by the Company and the Holder.

11. Further Assurances. Upon the request of either the Company or the Holder, the other party shall promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Agreement.

12. Entire Agreement. This Agreement (together with Schedule A) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations relating thereto, including without limitation the Prior Notes.

[Signature Page to Follow]

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IN WITNESS WHEREOF, each of the parties hereto, intending to be legally bound hereby, has caused this Agreement to be duly executed by the undersigned as of the day and year first above written.

STABLECOINX INC.

By:
Name:
Title:

[●]

By:
Name:
Title:

SCHEDULE A

Prior Notes

[●]

EXHIBIT A

FORM OF WARRANT

[Filed Separately]